UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2012

ARAMARK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania		19107
(Address of Principal Executive Offices)		Zip Code

Registrant's telephone, including area code:215-238-3000
N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 29, 2012, ARAMARK Corporation (the “Company”) completed the spin-off of its majority interest in Seamless North America, LLC (“Seamless”) to the shareholders of ARAMARK Holdings Corporation, the Company's ultimate parent company. Seamless is a leading mobile and online service for ordering delivery and takeout food.

In the spin-off, the Company distributed all of the issued and outstanding shares of the common stock of Seamless Holdings Corporation (“Seamless Holdings”), an entity formed for the purpose of completing the spin-off and whose assets primarily consist of the Company's former interest in Seamless, to its parent company and sole stockholder, ARAMARK Intermediate Holdco Corporation (“ARAMARK Intermediate”). Thereafter, ARAMARK Intermediate distributed such shares to ARAMARK Holdings Corporation, its parent company and sole stockholder (“ARAMARK Holdings”), who then distributed all of the shares of Seamless Holdings on a pro rata basis to the holders of ARAMARK Holdings common stock as of 10:00 am, Eastern Time, on October 26, 2012, the record date. Each ARAMARK Holdings shareholder received one share of Seamless Holdings common stock for each share of ARAMARK Holdings common stock held as of the record date.

After October 29, 2012, the Company does not beneficially own any interest in Seamless or Seamless Holdings and, following such date, will not consolidate the financial results of Seamless or Seamless Holdings for the purpose of its own financial reporting. The unaudited pro forma condensed consolidated financial information of the Company (reflecting the spin-off and certain other items, as described therein) and related notes thereto are filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Financial Information of ARAMARK Corporation for the fiscal year ended September 30, 2011 and the nine-months ended June 29, 2012 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: November 2, 2012	By: /s/ Joseph Munnelly

Name:	Joseph Munnelly

Title:	Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of ARAMARK Corporation for the fiscal year ended September 30, 2011 and the nine-months ended June 29, 2012